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                                         HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2002-HLTV1
                                        PAYMENT DATE         02/25/2004

SERVICING CERTIFICATE                                GROUP 1                     GROUP 2
---------------------
Beginning Pool Balance                                            121,377,212.25             9,383,629.75
Beginning PFA                                                               0.00                     0.00
Ending Pool Balance                                               117,311,506.82             8,491,506.31
Ending PFA Balance                                                             -                        -
Principal Collections                                               3,266,530.17               848,912.10
Principal Draws                                                                -                        -
Net Principal Collections                                           3,266,530.17               848,912.10
Active Loan Count                                                          3,086                      125

Interest Collections                                                1,384,234.49               107,905.05

Weighted Average Net Loan Rate                                         13.76000%                13.43000%
Substitution Loan Amout                                                        -                        -
Repurchased Loan Amount                                                        -                        -
Substitution Adjustment Amount                                              0.00                     0.00

             BEGINNING            ENDING                                                     INTEREST     SECURITY
TERM NOTES    BALANCE            BALANCE          FACTOR       PRINCIPAL        INTEREST     SHORTFALLS        %      COUPON
----------    -------            -------          ------       ---------        ---------    ----------        -      ------
Class A-1        116,651,403.33    112,716,249.70    0.5932434   3,935,153.63     449,107.90   0.00     0.534200236     4.620%
Class A-2          8,306,938.67      7,284,263.43    0.3468697   1,022,675.24      34,196.90   0.00     0.034522575     4.940%

Certificates     -                  -                -             -              121,927.82      -                -         -

Beginning Overcollateralization Amount                              5,802,500.00
Overcollateralization Amount Increase (Decrease)                           (0.00)
Outstanding Overcollateralization Amount                            5,802,500.00
Overcollateralization Target                                        5,802,500.00

Credit Enhancement Draw Amount                                              0.00
Unreimbursed Prior Draws                                                    0.00


                                                                                      NUMBER            PERCENT
LOAN GROUP 1                                                             BALANCE     OF LOANS          OF BALANCE
------------                                                             -------     --------          ----------
Delinquent Loans (30 Days)*                                         1,291,584.63        33               1.10%
Delinquent Loans (60 Days)*                                           785,509.35        23               0.67%
Delinquent Loans (90 Days)*                                           953,762.94        24               0.81%
Delinquent Loans (120 Days)*                                          708,678.04        19               0.60%
Delinquent Loans (150 Days)*                                          415,860.65        12               0.35%
Delinquent Loans (180 Days)*                                                   -         0               0.00%
REO                                                                         0.00         0               0.00%

* Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                                      NUMBER            PERCENT
LOAN GROUP 2                                                             BALANCE     OF LOANS          OF BALANCE
------------                                                             -------     --------          ----------
Delinquent Loans (30 Days)*                                            84,496.34         1               1.00%
Delinquent Loans (60 Days)*                                                    -         0               0.00%
Delinquent Loans (90 Days)*                                            49,753.69         1               0.59%
Delinquent Loans (120 Days)*                                                   -         0               0.00%
Delinquent Loans (150 Days)*                                                   -         0               0.00%
Delinquent Loans (180 Days)*                                                   -         0               0.00%
REO                                                                         0.00         0               0.00%

* Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                      LIQUIDATION TO-DATE
Beginning Loss Amount                                               5,386,506.13
Current Month Loss Amount                                             842,386.60
Current Month Principal Recovery                                           84.03
                                                     ----------------------------
Net Ending Loss Amount                                              6,228,808.70                    2.95%

                                                     NET RECOVERIES TO DATE
Beginning Net Principal Recovery Amount                               202,894.61
Current Month Net Principal Recovery Amount                                84.03
                                                     ----------------------------
Ending Net Principal Recovery Amount                                  202,978.64


                                                           SPECIAL HAZARD               FRAUD           BANKRUPTCY
Beginning Amount                                                            0.00               0.00               0.00
Current Month Loss Amount                                                   0.00               0.00               0.00
Ending Amount                                                                  -                  -                  -

Extraordinary Event Losses                                                  0.00
Excess Loss Amounts                                                         0.00

CAPITALIZED INTEREST ACCOUNT
Beginning Balance                                                           0.00
Withdraw relating to Collection Period                                      0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
Ending CIA Balance Transferred to Seller                                    0.00
Remaining Balance in CIA Act. due to GMAC                                  0.00
                                                                           ----
Total Ending Capitalized Interest Account Balance as of Payment Date        0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00


PREFUNDING ACCOUNT
Beginning Balance                                                           0.00
Additional Purchases during Revolving Period                                0.00
Excess of Draws over Principal Collections                                  0.00
Ending PreFunding Account Balance to Notes                                  0.00
Remaining Balance in Prefund Act. due to Note Holders                      0.00
                                                                           ----
Total Ending Balance as of Payment Date                                     0.00
Interest earned for Collection Period                                       0.00
Interest withdrawn related to prior Collection Period                       0.00

Cuurent Month Repurchases Units                                                2
Cuurent Month Repurchases ($)                                          55,300.97

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